Exhibit 1.2.1

AMENDMENT NO. 1 TO SALES AGREEMENT

Reference is made to that certain Sales Agreement, dated November 4, 2025 (the “Original Agreement”), by and between 22nd Century Group, Inc., a Nevada corporation (the “Company”), and Needham & Company, LLC (the “Sales Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement. The Original Agreement, as amended by this Amendment No. 1 (this “Amendment”), is referred to herein as the “Agreement.”

WHEREAS, the Company and the Sales Agent entered into the Original Agreement pursuant to which the Company may issue and sell shares of Common Stock from time to time through the Sales Agent, as agent, pursuant to the registration statement on Form S-3 (File No. 333-270473) filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 10, 2023 and declared effective by the Commission on March 31, 2023 (the “Prior Registration Statement”);

WHEREAS, the Prior Registration Statement expires on March 31, 2026 pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Act”);

WHEREAS, the Company is filing with the Commission a new registration statement on Form S-3 on March 31, 2026 (the “New Registration Statement”), including a base prospectus relating to the offering of certain securities of the Company from time to time, and a prospectus supplement relating to the offering of Placement Shares pursuant to the Agreement (the “New Prospectus Supplement”); and

WHEREAS, the Company and the Sales Agent desire to amend the Original Agreement to, among other things, (i) provide for the issuance and sale of Placement Shares under the New Registration Statement and the New Prospectus Supplement upon the effectiveness of the New Registration Statement and (ii) update certain other provisions of the Original Agreement in connection therewith.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Sales Agent agree as follows:

1.	Effectiveness of Amendment. This Amendment shall become effective upon the effectiveness of the New Registration Statement (the “Amendment Effective Date”).

2.	Amendment to Section 1(a). Effective as of the Amendment Effective Date, the last sentence of Section 1(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“The issuance and sale of Placement Shares through the Sales Agent will be effected pursuant to the Registration Statement filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 31, 2026, although nothing in this Agreement shall be construed as requiring the Company to issue shares of Common Stock.”

3.	Amendment to Section 1(b). Effective as of the Amendment Effective Date, the first sentence of Section 1(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“The Company will file, in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively referred to as the “Rules and Regulations”), with the Commission a registration statement on Form S-3 on March 31, 2026, including a base prospectus and together with such amendments thereto as may have been required to the date of this Agreement, relating to the Common Stock to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act Rules and Regulations”).

4.	Amendment to Maximum Amount. Effective as of the Amendment Effective Date, the reference to “$25.0 million of shares of common stock” in the first sentence of Section 1(a) of the Original Agreement is hereby replaced with “$25.0 million shares of common stock or a lesser amount as reflected in a Prospectus Supplement”.

5.	New Prospectus Supplement. The Company confirms that it has prepared the New Prospectus Supplement relating to the Placement Shares to be issued from time to time by the Company pursuant to the Agreement. The New Prospectus Supplement names the Sales Agent as the sales agent in the section entitled “Plan of Distribution.” From and after the Amendment Effective Date, references to the “Prospectus Supplement” in the Agreement shall include the New Prospectus Supplement (and any further supplements thereto) filed pursuant to Rule 424(b) under the Act.

6.	References to Registration Statement. From and after the Amendment Effective Date, all references to the “Registration Statement” in the Agreement shall be deemed to refer to and include the New Registration Statement (including any post-effective amendments thereto), and all references to the “Prospectus” shall be deemed to include the base prospectus included in the New Registration Statement, as supplemented by the New Prospectus Supplement, together with any then-issued Issuer Free Writing Prospectuses. The Prior Registration Statement shall no longer be utilized for the offer and sale of Placement Shares under the Agreement.

7.	Amendment to Section 6(a). Effective as of the Amendment Effective Date, the first, second and third sentences in Section 6(a) of the Original Agreement is hereby deleted in its entirety and replaced with:

“The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 (including General Instructions I.A and I.B.6.) under the Act. The New Registration Statement has been filed with the Commission and will be declared effective by the Commission under the Act prior to the issuance of any Placement Notice by the Company. The New Prospectus Supplement names the Sales Agent as the agent engaged by the Company in the section entitled ‘Plan of Distribution.’”

8.	Amendment to Section 6(g). Effective as of the Amendment Effective Date, the first, second and third[1] sentences in Section 6(g) of the Original Agreement is hereby deleted in its entirety and replaced with:

“At the time the New Registration Statement is declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met the then-applicable requirements for the use of Form S-3 under the Act, including, but not limited to, General Instruction I.B.6. of Form S-3.”

9.	No Other Amendments. Except as expressly set forth herein, the Original Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. In the event of any conflict between the terms of this Amendment and the terms of the Original Agreement, the terms of this Amendment shall control.

10.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law, consistent with Section 13(e) of the Original Agreement.

11.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or electronic transmission.

1 Note to Draft: Since the Company is now under the baby shelf rules, we believe the sales agreement should be amended to reflect General Instruction I.B.6 rather than I.B.1 and also to remove representations that the Company meets the other requirements (the second and third sentences of Section 6(g)). Also, note that we’ll need to make a new FINRA filing to clear the new S-3 and obtain a new NOL.

[Signature pages follow]

Please confirm that the foregoing correctly sets forth the amendment to the Original Agreement between the Company and the Sales Agent.

Very truly yours,

22ND CENTURY GROUP, INC.

By:
Name:
Title:

Confirmed as of the date first

above mentioned:

NEEDHAM & COMPANY, LLC

By:
Name:
Title: